Exhibit 10.2 - Acquisition Agreement

ACQUISITION AGREEMENT

Acquisition Agreement, made this 21st day of March, 2012 among:

Pegasus Tel, Inc.
Two Corporate Drive, Suite 234
Shelton, Connecticut 06484 USA

a Delaware corporation

                                                                                                                                                                                                               ("Pegasus")

and

Total-Invest International B.V.
Lange Stammerdijk 31
1109 BL Amsterdam, The Netherlands
Chamber of Commerce # 32038850

a Dutch corporation
                                                                                                                                                                                                              (the "Seller")

and

Blue Bull Ventures B.v.
Lange Stammerdijk 31
1109 BL Amsterdam, The Netherlands
Chamber of Commerce # 54680395

a Dutch corporation

                                                                                                                                                                                                                  (“Blue”)

WHEREAS;

A.           Pegasus, directly and through one or more subsidiaries, intends to engage in the global investment banking, business consulting and business development business.

B.   Blue, is engage in the global investment banking, business consulting and business development business.

C.           The parties hereto deem it to be in the best interest of each of them that Pegasus purchase 100 percent of the issued and outstanding capital stock of Blue for Two Million Four Hundred Thirty Six Thousand Four Hundred Fifty Three (2,436,453) Series D Preferred Sharers of Pegasus, and generally succeed to the business of Blue, all pursuant to such terms, provisions and conditions as the parties hereto shall agree.

NOW, THEREFORE, WITNESSETH, that for and in consideration of the premises and of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

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A.           PURCHASE AND PAYMENT

1.           Purchase and Sale of Stock.

1.1           Pegasus agrees to purchase from Seller and Seller agrees to sell, assign, transfer and deliver to Pegasus 100 percent of the shares of Blue all of which are owned by Seller (collectively, the "Stock").

1.2           The purchase and payment for the Stock by Pegasus shall take place at the time and in the manner hereinafter provided, and the sale, assignment, transfer and delivery of the Stock by Sellers, shall take place on the Closing Date at the Closing as those terms are hereinafter defined, subject to the fulfillment of the conditions hereinafter provided.

2.           Purchase Price.

Pegasus will deliver to Seller at closing Two Million Four Hundred Thirty Six Thousand Four Hundred Fifty Three (2,436,453) Series D Preferred Sharers of Pegasus (the "Pegasus Shares"), each Preferred Shares is convertible and shall have no voting power in accordance with the Certificate of Designation of the Series D Convertible Preferred Stock of Pegasus as filed with the Secretary of State of the State of Delaware.

B.           REPRESENTATIONS AND WARRANTIES OF SELLER AND BLUE

Seller and Blue hereby represent and warrant to Pegasus that, as of the date hereof, the following statements are true and correct, except as to statements in Sections B.2 and B.3 which are made only by Seller who own the Stock with respect to which the statement is made.

1.           Corporate Status.

Blue is (a) duly organized, validly existing and in good standing under the laws of the Netherlands; (b) has full corporate power to own all of its properties and carry on its business as it is now being conducted; and (c) is qualified to do business in each of the jurisdictions in which it operates and the character of the properties owned by Blue or the nature of the business transacted by Blue does not make qualification necessary in any other jurisdiction or jurisdictions.

2.           Authority to Sell.

Seller has full right, power and authority to sell, transfer and deliver the Stock owned by Seller to Pegasus in accordance with the terms of this Agreement, and otherwise to consummate and close the transaction provided for in this Agreement in the manner and upon the terms herein specified.

3.           Ownership of Stock.

All of the Stock of Blue is owned by Total-Invest International B.V.  Seller hold such Stock free and clear of all liens, claims, debts, encumbrances and assessments, and any and all restrictions as to sale, assignment or transferability thereof.  Seller has full right, power and authority to sell, transfer and deliver all of the shares of Stock owned by Seller and the certificates therefor, sold hereunder, to Pegasus in accordance with the terms of this Agreement, and otherwise to consummate and close the transaction provided for in this Agreement in the manner and upon the terms herein specified.

C           REPRESENTATIONS AND WARRANTIES OF PEGASUS

Pegasus hereby warrants and represents to Seller and Blue that, as of the date hereof, the following statements are true and correct.

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1.           Corporate Status.

Pegasus is a duly organized, validly existing and in good standing under the laws of the State of Delaware.

2.           Authority to Issue Preferred Shares.

Pegasus have full right, power and authority from a majority of its shareholders and from its Board of Directors to sell, transfer and deliver the Series D Preferred Stock to the Seller which is convertible and shall have no voting power in accordance with the Certificate of Designation of the Series D Convertible Preferred Stock of Pegasus as filed with the Secretary of State of the State of Delaware.

3.           Litigation.

Pegasus is not a party to any pending or to its knowledge threatened suit, action, proceeding, prosecution or litigation nor to the knowledge of Pegasus is there any threatened or pending governmental investigation involving Pegasus or any of its operations, including inquiries, citations or complaints by any federal, state or local administration or agency.

4.           Truth of Representation.

No representation by Pegasus made in this Agreement and no statement made in any certificate or schedule furnished in connection with the transaction herein contemplated contains or will contain any knowingly untrue statement of a material fact or knowingly omits or will omit to state any material fact reasonably necessary to make any such representation or any such statement not misleading to a prospective purchaser of the Stock.

D.           CLOSING

The closing under this Agreement (the "Closing") and all deliveries hereunder shall take place at the office of the Pegasus, Two Corporate Drive, Suite 234, Shelton, CT 06484, on March 21, 2012 or such other date as shall be agreed upon by all the parties ("the Closing date").

E.           GENERAL PROVISIONS

1.           Survival of Representations, Warranties and Covenants.

Unless otherwise expressly provided herein, the representations, warranties, covenants, indemnities and other agreements herein contained shall be deemed to be continuing and shall survive the consummation of the transactions contemplated by this Agreement.

2.           Diligence.

The parties hereto agree that each shall with reasonable diligence proceed to take all action which may be reasonably required to consummate the transaction herein contemplated.

3.           Waivers.

Each party hereto may:

3.1           Extend the time for performance of any of the obligations of the other party;

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3.2           Waive in writing any inaccuracies in representations and warranties made to it contained in this Agreement or any schedule hereto or any certificate or certificates delivered by any of the other parties pursuant to this Agreement; and

3.3           Waive in writing the failure of performance of any of the agreements, covenants, obligations or conditions of the other parties herein set forth, or alternatively terminate this Agreement for such failure.

4.           Non-Waiver.

The waiver by any party hereto of any breach, default, inaccuracy or failure by another party with respect to any provision in this Agreement or any schedule hereto shall not operate or be construed as a waiver of any other provision thereof or of any subsequent breach thereof.

5.           Further Assurances.

Each party hereto agrees to execute such further documents or instruments, requested by the other party, as may be reasonably necessary or desirable to effect the purposes of this Agreement and to carry out its provisions, at the expense of the party requesting the same.

6.           Entire Agreement.

This Agreement constitutes a complete statement of all the arrangements, understandings and agreements between the parties, and all prior memoranda and oral understandings with respect thereto are merged in this Agreement. There are no representations, warranties, covenants, conditions or other agreements among the parties except as herein specifically set forth, and none of the parties hereto shall rely on any statement by or on behalf of the other parties which is not contained in this Agreement.

7.           Governing Law.

Irrespective of the place of execution or performance of this Agreement, it shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware, and cannot be changed, modified, amended or terminated except in writing, signed by the parties hereto.

8.           Benefit and Assignability.

This Agreement shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, provided, however, that this Agreement cannot be assigned by any party except by or with the written consent of the others.  Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation other than the parties hereto and their respective legal representatives, successors and assigns any rights or benefits under or by reason of this Agreement.

9.           Approval of Counsel.

The form of all legal proceedings and of all papers and documents used or delivered hereunder, shall be subject to the approval of counsels to Pegasus, Blue and Sellers.

10.           Costs.

Blue shall bear its own costs and expenses of the transaction.  The costs and expenses of Sellers in connection with this Agreement and the transactions contemplated hereby shall be borne and paid by Sellers.

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11.           Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

12.           Notices.

Any notices and other communications under this Agreement shall be in writing and shall be considered given if delivered personally or mailed by certified mail to the party, for whom such notice is intended, at the address indicated at the outset hereof (or at such other address as such party may specify by notice to the other parties hereto).

13.           Headings.

The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

14.           Further Action.

Any further action required or permitted to be taken under this Agreement, including giving notices, executing documents, waiving conditions, and agreeing to amendments or modifications, may be taken on behalf of a party by its Board of Directors, its President or any other person designated by its Board of Directors, and when so taken shall be deemed the action of such party.

IN WITNESS WHEREOF, the parties hereto have respectively executed this Agreement the day and year first above written.

PEGASUS

Pegasus Tel, Inc.

By: __/s/ Jerry Gruenbaum___________
Jerry Gruenbaum, Chief Executive Officer

SELLERS

Total-Invest International B.V.

By:__/s/ JM Erkelens_______________
J.M. Erkelens, Managing Director

BLUE

Blue Bull Ventures, B.V.

By:__/s/ JM Erkelens________________
J.M. Erkelens, Managing Director

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                                            Jerry Gruenbaum                   JM Erkelens